UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2010

ZYGO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12944	06-0964500
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Laurel Brook Road		06455-0448
Middlefield, Connecticut		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 347-8506

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     1. Employment Agreement with Dr. Chris L. Koliopoulos. On January 18, 2010, Zygo Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Dr. Chris L. Koliopoulos.

     Pursuant to the Employment Agreement, Dr. Koliopoulos is employed as the President and Chief Executive Officer of the Company and was appointed as a member of the Company’s Board of Directors. The Employment Agreement has a term that began on January 18, 2010 and will, unless sooner terminated, continue through January 19, 2014, with automatic one-year renewals unless either party gives written notice of non-renewal to the other at least ninety days prior to the expiration of the then current initial or renewal term. Dr. Koliopoulos will receive a base salary of $425,000 per year, subject to review at the start of each fiscal year by the Board of Directors or the Compensation Committee thereof. In addition, with respect to each fiscal year of the Company, Dr. Koliopoulos will be entitled to receive (a) a target bonus of up to 50% of his base salary, and (b) a grant of options to purchase up to 50,000 shares of the Company’s common stock, in each case based upon performance objectives determined by the Board of Directors or the Compensation Committee, in consultation with Dr. Koliopoulos, at the beginning of the applicable fiscal year. Dr. Koliopoulos will also be eligible for other annual equity awards at valuation levels and on terms not less favorable than annual equity awards made to other senior executives of the Company, taking into account the above-described performance-based grants. The Employment Agreement also provides for an initial equity award consisting of options to purchase 250,000 shares of common stock of the Company at an exercise price of $10.83 per share. See Item 5.02(e) below for a description of the stock option agreement for this initial equity award. Dr. Koliopoulos will be eligible to participate in the Company’s benefit plans covering other senior executives, will be entitled to four weeks of paid vacation in each calendar year, reimbursement of reasonable business and commuting expenses, and a Company-furnished apartment and vehicle. Dr. Koliopoulos voluntarily has agreed to participate in the temporary 20% salary reduction, which became effective on December 1, 2009, for executive officers of the Company.

     If the Employment Agreement is terminated before the end of the initial or a renewal term by the Company without Cause (as defined in the Employment Agreement) or by Dr. Koliopoulos for Good Reason (as defined in the Employment Agreement), then, in addition to previously earned and unpaid salary, bonus and benefits, and subject to the execution and delivery of a general release and continuing compliance with non-compete, non-solicitation and other restrictive covenants, Dr. Koliopoulos will be entitled to receive a pro rata portion of the cash bonus he would have received for the fiscal year in which termination occurs, salary continuation for 24 months, full vesting of any then outstanding stock options, and Company-paid COBRA continuation coverage. If such termination of employment occurs after a Change in Control of the Company (as defined in the Employment Agreement), the 24 months of salary continuation would be payable in the form of a single sum cash payment within thirty days after termination.

     A copy of the Employment Agreement is set forth in Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

     2. Zemetrics, Inc. Acquisition Agreement. On January 18, 2010, the Company entered into an agreement and plan of reorganization (the “Zemetrics Acquisition Agreement”) with ZMI Acquisition Corporation, a wholly-owned subsidiary of the Company (“ZMI”), and Zemetrics, Inc., an Arizona corporation (“Zemetrics”), providing for the Company’s acquisition of Zemetrics through a statutory merger with ZMI. As consideration for all of the outstanding capital stock of Zemetrics, the Company expects to issue 250,631 restricted shares of its common stock to the shareholders of Zemetrics, which shares have a fair market value of $1,940,754 (based upon the average of the closing prices of the Company’s common stock reported by the NASDAQ Stock Market during the forty trading days ending two days prior to the projected closing date of January 22, 2010 (the “Average Trading Price”)). In addition, the Company expects to issue 110,586 restricted shares of its common stock (based upon the Average Trading Price) to shareholders of Zemetrics in payment of $840,000 principal amount of outstanding loans (plus accrued interest thereon), from such shareholders to Zemetrics.

     The foregoing includes 195,791 restricted shares of Company common stock that the Company expects to issue to Dr. Koliopoulos, consisting of 106,233 restricted shares of Company common stock with a fair market value (based upon the Average Trading Price) of approximately $822,592 as consideration for the purchase of his shares of Zemetrics stock, and 89,558 restricted shares of Company common stock (based upon the Average Trading Price) in payment of $680,000 principal amount of outstanding loans (plus accrued interest thereon), from Dr. Koliopoulos to Zemetrics.

     The Company expects to retain 38,743 restricted shares (including 16,421 restricted shares issued to Dr. Koliopoulos) of Company common stock (based upon the Average Trading Price) in escrow to secure potential indemnification claims until the date that is fifteen days after completion of the audit of the Company’s financial statements for the first fiscal year ending after the closing.

     The Company has agreed to file a shelf registration statement as soon as practicable after the closing to enable the resale of the restricted shares of Company common stock issued pursuant to the Zemetrics Acquisition Agreement.

     The Company expects the closing of the transaction, which is subject to customary conditions, to be completed on or about January 22, 2010.

     A copy of the Zemetrics Acquisition Agreement is set forth in Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

     See Item 1.01(2) above for a description of restricted shares of Company common stock to be issued pursuant to the Zemetrics Acquisition Agreement. The Company will rely upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, based in part upon representation letters obtained from the shareholders of Zemetrics.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

     (b) In accordance with an agreement, dated October 21, 2009, between the Company and J. Bruce Robinson, on January 18, 2010, upon effectiveness of the Employment Agreement described in Item 1.01(1) above, Mr. Robinson retired from his service as Chief Executive Officer and a director of the Company.

     (c), (d) Effective on January 18, 2010, the Company appointed Dr. Chris L. Koliopoulos as its President and Chief Executive Officer, pursuant to the Employment Agreement (see Item 1.01(1) above, which is incorporated herein by reference). Dr. Koliopoulos, 57, was an early investor in Zemetrics, Inc., an Arizona-based manufacturer of optical metrology systems, in 2007 and served as a director and advisor to the company until January 18, 2010, when Zemetrics agreed to be acquired by Zygo (the description of Zemetrics Acquisition Agreement set forth in Item 1.01(2) above, pursuant to which Dr. Koliopoulos will receive restricted common stock of the Company as consideration, is incorporated herein by reference). He previously served as President and Chief Executive Officer of ADE Corporation, a publicly-traded metrology equipment supplier utilizing interferometric and capacitance measurement technology, from 2002 until the company’s acquisition by KLA-Tencor in 2006. Earlier in his career, he founded and led two successful optical businesses, including WYKO Corporation and Phase Shift Technology, a company that was acquired by ADE in 1998. He served as an adjunct professor at the University of Arizona’s Optical Science Center from 1992 through 1999, and has a B.S. in optics from the University of Rochester and M.S. and Ph.D. degrees from University of Arizona.

     (e) The description of the Company’s compensatory arrangements contained in the Employment Agreement with Dr. Koliopoulos, set forth in Item 1.01(1) above, is incorporated herein by reference. In addition, as noted in Item 1.01(1), on January 18, 2010, in accordance with the Employment Agreement, Dr. Koliopoulos received an initial equity award (the “Initial Equity Award”) consisting of an option to purchase 250,000 shares of Company common stock for a purchase price per share of $10.83. The Initial Equity Award is governed by a stock option agreement (the “Stock Option Agreement”) which provides, among other things, that the options covered by the Initial Equity Award will vest in four equal annual increments beginning on the first anniversary of the grant date, subject to Dr. Koliopoulos’ continuous employment or other service through the applicable vesting date. In general, the Initial Equity Award will become fully vested if, before the end of the term of the Employment Agreement, Dr. Koliopoulos’ employment is terminated other than in a termination by the Company for Cause (as defined in the Employment Agreement) or a termination by Dr. Koliopoulos without Good Reason (as defined in the Employment Agreement), as described in Item 1.01(1) above. The Stock Option Agreement provides that the options will expire ten years from the date of grant to the extent not earlier exercised. The Initial Equity Award is an “inducement grant” that was made pursuant to NASDAQ Listing Rule 5365(c)(4) in connection with Dr. Koliopoulos’ entering into the Employment Agreement, and was not made pursuant to the Company’s Equity Incentive Plan (the “Plan”). However, the Stock Option Agreement will be subject to and construed in accordance with the terms of the Company’s Equity Incentive Plan as if the Initial Equity Award had been made pursuant to that Plan. The Company has agreed to reduce the number of shares of Company common stock available for grant under the Plan by 250,000, being the number of shares subject to Stock Option Agreement. In addition, Dr. Koliopoulos voluntarily has agreed to participate in the temporary 20% salary reduction, which became effective on December 1, 2009, for executive officers of the Company.

     If the Company terminates Dr. Koliopoulos for Cause or Cause exists at the time of termination, the Initial Equity Award will terminate and cease to be exercisable. Upon a termination of employment other than by the Company for Cause, the portion of the Initial Equity Award which is not then exercisable (taking into account any acceleration of vesting associated with the termination) will expire, and the vested portion thereof shall expire to the extent it is not exercised within ninety days after such termination.

     A copy of the Stock Option Agreement is set forth in Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith and the following list is intended to constitute the exhibit index:

Exhibit Number	Exhibit Title

10.1	Employment Agreement, dated as of January 18, 2010, by and between Zygo Corporation and Dr. Chris L. Koliopoulos.

10.2	Agreement and Plan of Reorganization, dated as of January 18, 2010, by and among Zygo Corporation, ZMI Acquisition Corporation and Zemetrics, Inc.

10.3	Stock Option Agreement, dated as of January 18, 2010, by and between Zygo Corporation and Dr. Chris L. Koliopoulos.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: January 22, 2010

	By:	/s/ WALTER A. SHEPHARD
Name: Walter A. Shephard
Title: Vice President Finance, CFO, and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	Employment Agreement, dated as of January 18, 2010, by and between Zygo Corporation and Dr. Chris L. Koliopoulos.

10.2	Agreement and Plan of Reorganization, dated as of January 18, 2010, by and among Zygo Corporation, ZMI Acquisition Corporation and Zemetrics, Inc.

10.3	Stock Option Agreement, dated as of January 18, 2010, by and between Zygo Corporation and Dr. Chris L. Koliopoulos.